EXHIBIT 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports First Quarter Results in Excess of Guidance, 3.2% Comp Sales Gain

PITTSBURGH, Pa., May 17, 2005 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended April 30, 2005. Results include the operating results for the recently purchased Galyan’s for the first quarter of 2005, but not for 2004 as Galyan’s was acquired in July 2004.

First Quarter Results

The Company reported net income for the first quarter ended April 30, 2005, excluding merger integration and store closing costs, of $12.2 million, or $0.23 per share, as compared to earnings guidance provided on March 7, 2005 of $0.18 – 0.20 per share excluding merger integration and store closing costs. This compares to GAAP net income and earnings per share of $10.6 million and $0.20, respectively, and proforma, combined Company net income and earnings per share of $5.0 million and $0.10, respectively, for the first quarter ended May 1, 2004.

Including after tax merger integration and store closing costs of $19.5 million, or $0.36 per share, the Company reported a net loss for the first quarter ended April 30, 2005 of $7.3 million, or $0.15 per share as compared to earnings guidance of a loss of $0.19 – 0.21 per share including merger integration and store closing costs.

Total sales for the quarter increased 57% over last year to $570.8 million due to a comparable store sales increase of 3.2%, the opening of new stores, and the inclusion of the former Galyan’s operations in this year’s quarterly results. We are planning to include the converted Galyan’s stores in the comparable store base beginning in the second quarter of fiscal 2006, as the re-branding and re-merchandising effort of all converted Galyan’s stores has been substantially completed as of the end of the first quarter of 2005.

During the first quarter, the Company opened seven stores, and closed five stores as previously announced (four Dick’s stores and one Galyan’s store all of which were stores in overlapping trade areas due to the Galyan’s acquisition). The stores that opened in the first quarter include: Greensburg, PA; Canton, CT; Seekonk, MA; Hamilton, OH; Bloomington, IN; Jacksonville, FL and Hadley, MA. Of the seven stores that opened in the first quarter, two stores were the two-level prototypes (Jacksonville, FL and Canton, CT).

As of April 30, 2005, the Company operated 236 stores, with approximately 13.6 million square feet, in 34 states.

“A terrific job was done by our information systems group, merchants and store operations in completing the conversion of systems, the re-merchandising of the assortment and reconfiguring the stores. We have completed the Galyan’s conversion three months earlier than planned. All of the former Galyan’s stores have the look and feel of a Dick’s Sporting Goods store. All departments throughout the Company worked tirelessly to complete this conversion while delivering on their core responsibilities,” said Edward W. Stack, Chairman & CEO.

Galyan’s Conversion

The conversion, re-merchandising, and grand re-opening of the former Galyan’s stores to Dick’s stores is essentially complete. We expect to be operating the former Galyan’s stores with the same merchandise assortments, financial discipline and customer service expectations as we have for the rest of our stores. Since the conversion is completed, the former Galyan’s stores will be included in the comp store sales base beginning in the second quarter of fiscal 2006.

The Company anticipates closing the final store due to the conversion in the second quarter of 2005.

The Company continues to expect total merger integration and store closing costs of approximately $70 million, of which $20 million was incurred in 2004. The Company estimates future merger costs of $5.5 million in the second quarter, and $39 million pre-tax for fiscal 2005, of which $32.5 million was incurred in the first quarter of 2005. The balance of the costs, which relate to future lease payments on closed stores, will be incurred in 2006 and beyond. Merger integration and store closing costs primarily include the expense of closing Dick’s stores, advertising the re-branding of Galyan’s stores, recruiting, system conversion costs, and duplicative costs such as corporate occupancy.

2005 Outlook

The Company’s current outlook for 2005 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Full Year 2005

•	Based on an estimated 55 million shares outstanding, the Company anticipates reporting EPS for the full year of $1.82 — $1.87 per share, excluding merger integration and store closing costs, an increase of $0.03 from prior guidance due to the first quarter results, or $1.39 — $1.44 per share, including merger integration and store closing costs. This compares to full year 2004 EPS of $1.41, excluding merger integration and store closing costs and gain on sale of investment. Proforma, combined Company EPS for full year 2004 was $1.17, excluding merger integration and store closing costs and gain on sale of investment.

•	Comparable store sales are expected to increase approximately 1-2%. The converted Galyan’s stores will be included in the comparable store sales base beginning in the second quarter of fiscal 2006, as the re-branding and re-merchandising effort of all converted Galyan’s stores has been substantially completed as of the end of the first quarter 2005.

•	The Company expects to open 25 new stores in 2005 while closing six stores (five Dick’s stores and one Galyan’s store) due to overlap.

•	Our 2005 full-year EPS guidance excludes the impact of expensing stock options as the SEC has amended the compliance date for SFAS 123R. We are planning to implement the provisions of SFAS 123R beginning in fiscal 2006.

Second Quarter 2005

•	Based on an estimated 54 million shares outstanding, the Company anticipates reporting EPS for the second quarter of $0.43 — $0.45 per share, excluding after-tax merger integration and store closing costs of approximately $3.3 million, or $0.37 — $0.39 per share, including merger integration and store closing costs. This compares to second quarter 2004 GAAP EPS of $0.34, which includes only the results of Dick’s Sporting Goods and not Galyan’s. Proforma, combined Company EPS for the second quarter of 2004 was $0.21.

•	Comparable store sales are expected to increase approximately 1-2%.

•	The Company expects to open four new stores in the second quarter, and close the last store as a result of the conversion.

Conference Call Info

The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 65010741. The dial-in replay will be available for 30 days following the live call.

Forward Looking Statements and Merger Integration and Store Closing Cost Estimates

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 as filed with the Securities and Exchange Commission on March 31, 2005, ones associated with combining businesses and achieving expected savings and synergies (including annualized cost savings and merchandise buying improvements) and/or with assimilating acquired companies and ones associated with the fact that merger integration and store closing costs related to the Galyan’s acquisition are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

About Dick’s Sporting Goods, Inc.

Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of April 30, 2005 the Company operated 236 stores in 34 states primarily throughout the Eastern half of the U.S.

Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).

Contact:

Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Manager, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	April 30,	May 1,
	2005	2004
Net sales	$570,843	$364,207
Cost of goods sold, including occupancy and distribution costs	418,871	261,449

GROSS PROFIT	151,972	102,758
Selling, general and administrative expenses	126,269	82,167
Pre-opening expenses	2,645	3,269
Merger integration and store closing costs	32,481	—

(LOSS) INCOME FROM OPERATIONS	(9,423)	17,322
Interest expense, net	2,795	642
Other income	—	1,000

(LOSS) INCOME BEFORE INCOME TAXES	(12,218)	17,680
(Benefit) provision for income taxes	(4,887)	7,072

NET (LOSS) INCOME	$(7,331)	$10,608

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.15)	$0.22
Diluted	$(0.15)	$0.20
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,054	47,321
Diluted	49,054	52,392

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	April 30,	May 1,	January 29,
	2005	2004	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,757	$172,778	$18,886
Short term investments	—	19,933	—
Accounts receivable, net	43,295	17,603	30,611
Income taxes receivable	17,316	—	7,202
Inventories, net	533,310	314,599	457,618
Prepaid expenses and other current assets	11,377	6,789	8,772
Deferred income taxes	8,011	1,585	7,966

Total current assets	647,066	533,287	531,055

Property and equipment, net	362,232	140,403	349,098
Construction in progress — leased facilities	22,671	22,334	15,233
Goodwill	157,227	—	157,245
Long term investments	—	28,010	—
Other assets	33,961	29,534	32,417

TOTAL ASSETS	$1,223,157	$753,568	$1,085,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$276,432	$158,747	$211,685
Accrued expenses	157,812	66,078	141,465
Deferred revenue and other liabilities	40,425	28,954	48,882
Income taxes payable	—	3,164	—
Current portion of other long-term debt and capital leases	635	505	635

Total current liabilities	475,304	257,448	402,667

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	122,462	—	76,094
Other long-term debt and capital leases	8,638	3,288	8,775
Non-cash obligations for construction in progress — leased facilities	22,671	22,334	15,233
Deferred revenue and other liabilities	105,963	62,357	96,112

Total long-term liabilities	432,234	260,479	368,714

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock	354	335	348
Class B common stock	139	141	140
Additional paid-in capital	190,500	159,738	181,321
Retained earnings	122,531	71,565	129,862
Accumulated other comprehensive income	2,095	3,862	1,996

Total stockholders’ equity	315,619	235,641	313,667

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,223,157	$753,568	$1,085,048

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	April 30,	May 1,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(7,331)	$10,608
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	12,779	4,296
Deferred income taxes	(2,194)	(828)
Tax benefit from exercise of stock options	5,618	2,895
Tax benefit from convertible note bond hedge	611	—
Changes in assets and liabilities:
Accounts receivable	(16,500)	(3,956)
Inventories	(75,692)	(60,239)
Prepaid expenses and other assets	(2,078)	(1,569)
Accounts payable	41,050	33,213
Accrued expenses	8,190	(6,012)
Income taxes payable	—	3,709
Deferred construction allowances	3,392	2,504
Deferred revenue and other liabilities	(775)	(7,173)

Net cash used in operating activities	(32,930)	(22,552)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(24,839)	(13,619)
Proceeds from sale-leaseback transactions	5,034	12,152
Purchase of held-to-maturity securities	—	(47,943)
Increase in recoverable costs from developed properties	(5,839)	(3,230)

Net cash used in investing activities	(25,644)	(52,640)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	—	172,500
Revolving credit borrowings, net	46,368	—
Payments on other long-term debt and capital leases	(137)	(123)
Payment for purchase of bond hedge	—	(33,120)
Proceeds from issuance of warrant	—	12,420
Transaction costs for convertible notes	—	(5,786)
Proceeds from exercise of stock options	2,955	1,254
Increase in bank overdraft	24,259	7,151

Net cash provided by financing activities	73,445	154,296

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,871	79,104
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,886	93,674

CASH AND CASH EQUIVALENTS, END OF PERIOD	$33,757	$172,778

Supplemental non-cash investing and financing activities:
Construction in progress - leased facilities	$7,438	$11,407
Accrued property and equipment	$7,586	$—

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

				Proforma (1)
	13 Weeks Ended			13 Weeks Ended
	April 30, 2005			May 1, 2004
			Results excluding
		Merger	Merger
		Integration and	Integration and	Dick’s	Galyan’s
	GAAP	Store Closing	Store Closing	Sporting	Trading
	Results	Costs	Costs	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$570,843	$—	$570,843	$364,207	$156,962	$521,169
Cost of goods sold, including occupancy and distribution costs	418,871	—	418,871	261,449	120,522	381,971

GROSS PROFIT	151,972	—	151,972	102,758	36,440	139,198
% to sales			26.62%			26.71%
Selling, general and administrative expenses	126,269	—	126,269	82,167	41,100	123,267
Pre-opening expenses	2,645	—	2,645	3,269	1,781	5,050
Merger integration and store closing costs	32,481	(32,481)	—	—	—	—

(LOSS) INCOME FROM OPERATIONS	(9,423)	32,481	23,058	17,322	(6,441)	10,881
% to sales			4.04%			2.09%
Interest expense, net	2,795	—	2,795	642	2,831	3,473
Other income	—	—	—	1,000	—	1,000

(LOSS) INCOME BEFORE INCOME TAXES	(12,218)	32,481	20,263	17,680	(9,272)	8,408
(Benefit) provision for income taxes	(4,887)	12,992	8,105	7,072	(3,709)	3,363

NET (LOSS) INCOME	$(7,331)	$19,489	$12,158	$10,608	$(5,563)	$5,045

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.15)		$0.25	$0.22		$0.11
Diluted	$(0.15)		$0.23	$0.20		$0.10
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49,054		49,054	47,321		47,321
Diluted	49,054		53,658	52,392		52,392

(1) The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $1.9 million, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

		Proforma (1)
	13 Weeks Ended	13 Weeks Ended
	July 31, 2004	July 31, 2004
	GAAP
	Results	Dick’s	Galyan’s
	(as restated for	Sporting	Trading
	lease accounting)	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$416,135	$409,298	$189,118	$598,416

Cost of goods sold, including occupancy and distribution costs	296,971	291,553	145,252	436,805

GROSS PROFIT	119,164	117,745	43,866	161,611
% to sales	28.64%			27.01%
Selling, general and administrative expenses	85,864	84,702	51,663	136,365

Pre-opening expenses	2,443	2,397	542	2,939
Merger integration and store closing costs	52	52	—	52

INCOME (LOSS) FROM OPERATIONS	30,805	30,594	(8,339)	22,255

% to sales	7.40%			3.72%

Interest expense, net	959	959	2,933	3,892

INCOME (LOSS) BEFORE INCOME TAXES	29,846	29,635	(11,272)	18,363

Provision (benefit) for income taxes	11,938	11,854	(4,509)	7,345

NET INCOME	$17,908	$17,781	$(6,763)	$11,018

EARNINGS PER COMMON SHARE:
Basic	$0.38	$0.37		$0.23
Diluted	$0.34	$0.34		$0.21
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47,693	47,693		47,693
Diluted	52,627	52,627		52,627

(1) The unaudited proforma results present information as if Galyan’s had been acquired at the beginning of each period presented. The proforma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $2.0 million, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated.

	13 Weeks Ended	13 Weeks Ended
	April 30, 2005	May 1, 2004
	Dick’s	Dick’s	Galyan’s	Total
Beginning stores	234	163	43	206
New	7	6	4	10
Closed	5	—	—	—

Ending stores	236	169	47	216

Square Footage:
(in millions)

	Dick’s	Galyan’s	Total
Q2 2003	7.3	3.3	10.6
Q3 2003	7.9	3.8	11.7
Q4 2003	7.9	3.8	11.7
Q1 2004	8.3	4.1	12.4
Q2 2004	8.5	4.2	12.7
Q3 2004	9.2	4.2	13.4
Q4 2004	9.4	4.1	13.5
Q1 2005			13.6

Regulation G Reconciliations

The following table sets forth the calculation of EBITDA, which is non-GAAP financial information, and reconciles EBITDA to the most directly comparable GAAP information. EBITDA for the 13 weeks ended April 30, 2005 and May 1, 2004 was $3.4 million and $22.6 million, respectively. EBITDA for the 13 weeks ended April 30, 2005, excluding merger integration and store closing costs related to the acquisition of Galyan’s on July 29, 2004, was $35.1 million. Proforma EBITDA for the 13 weeks ended May 1, 2004, including Galyan’s as if the acquisition had occurred at the beginning of the period was $23.6 million.

EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

EBITDA 1
(in thousands)

		Add:	Results excluding
		Merger	merger integration
	13 Weeks Ended	integration and	and store closing
	April 30, 2005	store closing costs	costs
Net (loss) income	$(7,331)	$19,489	$12,158
(Benefit) provision for income taxes	(4,887)	12,992	8,105
Interest expense, net	2,795	—	2,795
Depreciation and amortization	12,779	(720)	12,059

EBITDA	$3,356	$31,761	$35,117

13 Weeks Ended
May 1, 2004
Net income	$10,608
Provision for income taxes	7,072
Interest expense, net	642
Depreciation and amortization	4,296

EBITDA	$22,618

/ 1 Presents EBITDA adjusted for merger integration and store closing costs.

EBITDA (Proforma ) 2

		Add:
	Dick’s	Galyan’s	Proforma
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	May 1, 2004	May 1, 2004	May 1, 2004
Net income (loss)	$10,608	$(5,563)	$5,045
Provision (benefit) for income taxes	7,072	(3,709)	3,363
Interest expense, net	642	2,831	3,473
Depreciation and amortization	4,296	7,400	11,696

EBITDA	$22,618	$959	$23,577

/2 Proforma EBITDA for the 13 week ended May 1, 2004 include the operations of Galyan’s as if it had been acquired at the beginning of the period. The proforma amounts include an increase in interest expense to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of the period.

Adjusted net income and earnings per share reconciliation

The Company believes the use of adjusted net income, and adjusted earnings per share for the periods below provides a further understanding due to the merger integration and store closing costs incurred during the current year related to the acquisition of Galyan’s on July 29, 2004 and the gain on sale of investment last year. The reconciliation of adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial information is presented below.
(in thousands, except per share data):

					Proforma [2]
	13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	April 30, 2005		January 29, 2005		January 29, 2005
		Per		Per		Per
	Amounts	Share [1]	Amounts	Share	Amounts	Share
Reported net (loss) income (GAAP)	$(7,331)	$(0.15)	$68,905	$1.30	$68,905	$1.30
Add: Merger integration and store closing costs, after tax	19,489	0.36	12,202	0.23	12,202	0.23
Less: Gain on sale of investment, after tax	—	—	(6,589)	(0.12)	(6,589)	(0.12)
Less: Galyan’s net loss	—	—	—	—	(12,453)	(0.24)
Add: Impact of share differential due to net loss (use of basic vs. fully-diluted shares)	—	0.01	—	—	—	—

Adjusted net income	$12,158	$0.23	$74,518	$1.41	$62,065	$1.17

1	Column does not add due to rounding

2	Proforma includes the operations of Galyan’s as if it had been acquired at the beginning of fiscal 2004.

EPS Guidance

The EPS guidance for the 13 weeks ended July 30, 2005 and fiscal 2005 excludes merger integration and store closing costs. The following table sets forth a reconciliation of guidance net income per share to adjusted net income per share excluding merger integration and store closing costs, after tax:

	13 Weeks Ended	52 Weeks Ended
	July 30, 2005	January 28, 2006
Guidance net income per share	$0.37 - 0.39	$1.39 - 1.44
Guidance merger integration and store closing costs per share	0.06	0.43

Guidance adjusted net income per share excluding merger integration and store closing costs	$0.43 - 0.45	$1.82 - 1.87